Exhibit 16.1

August 24, 2011

Securities and Exchange Commission

100 F Street N.E.

Washington, DC  20549

Commissioners:

We have read Item 4.01 of Form 8-K dated on or around August 24, 2011, of CombiMatrix Corporation and are in agreement with the statements contained therein concerning our firm.

/S/ PETERSON SULLIVAN LLP